EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FIRST-QUARTER 2025 RESULTS
•Reported first-quarter 2025 Net income attributable to limited partners of $301.8 million, generating first-quarter Adjusted EBITDA(1) of $593.6 million.
•Reported first-quarter 2025 Cash flows provided by operating activities of $530.8 million, generating first-quarter Free Cash Flow(1) of $399.4 million.
•Announced a first-quarter distribution of $0.910 per unit, which is 4-percent higher than the prior quarter’s distribution, or $3.64 per unit on an annualized basis, and in-line with prior management commentary.
HOUSTON—(PR NEWSWIRE)—May 7, 2025 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced first-quarter financial and operating results. Net income (loss) attributable to limited partners for the first quarter of 2025 totaled $301.8 million, or $0.79 per common unit (diluted), with first-quarter 2025 Adjusted EBITDA(1) totaling $593.6 million. First-quarter 2025 Cash flows provided by operating activities totaled $530.8 million, and first-quarter 2025 Free Cash Flow(1) totaled $399.4 million. First-quarter 2025 capital expenditures(3) totaled $163.6 million.
FIRST-QUARTER HIGHLIGHTS
•Gathered record natural-gas throughput in the Delaware Basin of 2.0 Bcf/d, representing a modest sequential-quarter increase.
•Completed the start-up of the North Loving natural-gas processing plant in late-February, increasing WES’s operated, nameplate natural-gas processing capacity by 250 MMcf/d to approximately 2.2 Bcf/d at our West Texas complex in the Delaware Basin.
•Placed steel pipe order necessary to construct the Pathfinder Pipeline from a domestic steel mill, protecting the project’s targeted returns by minimizing the impact from tariffs.
•Retired $664 million of senior notes in January of 2025 with cash on hand.

On May 15, 2025, WES will pay its first-quarter 2025 per-unit distribution of $0.910, or $3.64 on an annualized basis, which represents growth of 4-percent over the prior quarter’s distribution and is in-line with prior commentary. First-quarter 2025 Free Cash Flow(1) after distributions totaled $58.4 million.
First-quarter 2025 natural-gas throughput(2) averaged 5.1 Bcf/d, representing a 2-percent sequential-quarter decrease. First-quarter 2025 crude-oil and NGLs throughput(2) averaged 503 MBbls/d, representing a 6-percent sequential-quarter decrease. Operated crude-oil and NGLs throughput averaged 411 MBbls/d, representing a 3-percent sequential-quarter decrease. First-quarter 2025 produced-water throughput(2) averaged 1,166 MBbls/d, representing a 2-percent sequential-quarter decrease.
“I am pleased to report another successful quarter for WES marked by strong financial performance and stability,” commented Oscar Brown, President and Chief Executive Officer. “We also successfully commenced operations at the North Loving plant in the Delaware Basin ahead of schedule and under budget in late February. This significant milestone positions WES for continued growth within the basin and demonstrates our commitment to operational excellence.”
“In the first quarter, our Adjusted EBITDA increased primarily due to increased NGLs recoveries in combination with higher commodity pricing, another quarter of record natural-gas throughput and increased margin contribution from the Delaware Basin, and lower operating expenses. Notwithstanding the recent market volatility, our 2025 guidance remains unchanged as we have not observed any significant, near-term forecast changes by our customers. We still anticipate throughput growth this year across all products, primarily driven by the Delaware Basin and the tie-in of the Altamont pipeline to our Chipeta plant in Utah. Additionally, our contract structures provide more predictable cash flows, even during periods of commodity price volatility.”
“We continue to expect capital expenditures to range between $625 million and $775 million primarily driven by the completion of the North Loving plant, ongoing Pathfinder project expenses, and expansion efforts in the Powder River Basin and at our Chipeta plant in Utah. Additionally, we already placed orders for the steel required to construct the Pathfinder Pipeline from a domestic steel mill, which should protect the project’s targeted rate of return by minimizing the potential impact from the recently announced import tariffs. Should volatile market conditions persist, and our customers begin reducing activity levels, we have the ability to flex our capital spending lower by canceling or deferring certain growth projects to better align with revised producer forecasts.”
“Looking ahead, our investment thesis remains robust, highlighted by WES’s compelling tax deferred distribution yield. We will continue to focus on the factors within our control, such as reducing our overall cost structure, maintaining a strong balance sheet, and allocating capital to growth projects that drive top-tier unitholder returns. With investment-grade credit ratings, net leverage below 3.0-times, and $2.4 billion in liquidity, we have the financial flexibility needed to execute our growth plans. We are also committed to returning capital to our unitholders, as evidenced by our recent 4-percent distribution increase, and we are confident that our disciplined approach will continue to create significant long-term value for our unitholders,” concluded Mr. Brown.
CONFERENCE CALL TOMORROW AT 9:00 A.M. CT
WES will host a conference call on Thursday, May 8, 2025, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its first-quarter results. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 800-836-8184 (Domestic) or 646-357-8785 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells residue, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.

# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
thousands except per-unit amounts	2025	2024
Revenues and other
Service revenues – fee based	$823,197	$781,262
Service revenues – product based	59,252	66,740
Product sales	34,469	39,292
Other	198	435
Total revenues and other	917,116	887,729
Equity income, net – related parties	20,435	32,819
Operating expenses
Cost of product	41,492	46,079
Operation and maintenance	226,514	194,939
General and administrative	66,786	67,839
Property and other taxes	17,826	13,920
Depreciation and amortization	170,460	157,991
Long-lived asset and other impairments	3	23
Total operating expenses	523,081	480,791
Gain (loss) on divestiture and other, net	(4,667)	239,617
Operating income (loss)	409,803	679,374
Interest expense	(97,293)	(94,506)
Gain (loss) on early extinguishment of debt	—	524
Other income (expense), net	7,477	2,346
Income (loss) before income taxes	319,987	587,738
Income tax expense (benefit)	3,435	1,522
Net income (loss)	316,552	586,216
Net income (loss) attributable to noncontrolling interests	7,545	13,386
Net income (loss) attributable to Western Midstream Partners, LP	$309,007	$572,830
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$309,007	$572,830
General partner interest in net (income) loss	(7,170)	(13,330)
Limited partners’ interest in net income (loss)	$301,837	$559,500
Net income (loss) per common unit – basic	$0.79	$1.47
Net income (loss) per common unit – diluted	$0.79	$1.47
Weighted-average common units outstanding – basic	380,986	380,024
Weighted-average common units outstanding – diluted	382,494	381,628

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	March 31, 2025	December 31, 2024
Total current assets	$1,189,894	$1,847,190
Net property, plant, and equipment	9,727,094	9,714,609
Other assets	1,539,889	1,582,986
Total assets	$12,456,877	$13,144,785
Total current liabilities	$1,010,929	$1,691,694
Long-term debt	6,925,033	6,926,647
Asset retirement obligations	378,889	370,195
Other liabilities	808,455	781,079
Total liabilities	9,123,306	9,769,615
Equity and partners’ capital
Common units (381,327,148 and 380,556,643 units issued and outstanding at March 31, 2025, and December 31, 2024, respectively)	3,183,365	3,224,802
General partner units (9,060,641 units issued and outstanding at March 31, 2025, and December 31, 2024)	10,045	10,803
Noncontrolling interests	140,161	139,565
Total liabilities, equity, and partners’ capital	$12,456,877	$13,144,785

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
thousands	2025	2024
Cash flows from operating activities
Net income (loss)	$316,552	$586,216
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	170,460	157,991
Long-lived asset and other impairments	3	23
(Gain) loss on divestiture and other, net	4,667	(239,617)
(Gain) loss on early extinguishment of debt	—	(524)
Change in other items, net	39,111	(104,381)
Net cash provided by operating activities	$530,793	$399,708
Cash flows from investing activities
Capital expenditures	$(142,402)	$(193,789)
Acquisitions from third parties	—	(443)
Distributions from equity investments in excess of cumulative earnings – related parties	11,007	19,033
Proceeds from the sale of assets to third parties	19	582,739
(Increase) decrease in materials and supplies inventory and other	(9,414)	(10,691)
Net cash provided by (used in) investing activities	$(140,790)	$396,849
Cash flows from financing activities
Repayments of debt	$(663,831)	$(14,503)
Commercial paper borrowings (repayments), net	—	(510,379)
Increase (decrease) in outstanding checks	(113)	766
Distributions to Partnership unitholders	(340,996)	(223,438)
Distributions to Chipeta noncontrolling interest owner	—	(1,085)
Distributions to noncontrolling interest owner of WES Operating	(6,949)	(4,591)
Other	(20,131)	(20,868)
Net cash provided by (used in) financing activities	$(1,032,020)	$(774,098)
Net increase (decrease) in cash and cash equivalents	$(642,017)	$22,459
Cash and cash equivalents at beginning of period	1,090,464	272,787
Cash and cash equivalents at end of period	$448,447	$295,246

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted Gross Margin attributable to Western Midstream Partners, LP (“Adjusted Gross Margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”) as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) income tax benefit, (v) other income, and (vi) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free Cash Flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted Gross Margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	March 31, 2025	December 31, 2024
Reconciliation of Gross margin to Adjusted Gross Margin
Total revenues and other	$917,116	$928,503
Less:
Cost of product	41,492	39,315
Depreciation and amortization	170,460	162,990
Gross margin	705,164	726,198
Add:
Distributions from equity investments	34,344	31,585
Depreciation and amortization	170,460	162,990
Less:
Reimbursed electricity-related charges recorded as revenues	29,004	31,834
Adjusted Gross Margin attributable to noncontrolling interests (1)	20,181	20,542
Adjusted Gross Margin	$860,783	$868,397

Gross margin
Gross margin for natural-gas assets (2)	$527,144	$534,452
Gross margin for crude-oil and NGLs assets (2)	101,275	108,259
Gross margin for produced-water assets (2)	84,576	91,219
Adjusted Gross Margin
Adjusted Gross Margin for natural-gas assets	$618,452	$616,373
Adjusted Gross Margin for crude-oil and NGLs assets	143,475	147,060
Adjusted Gross Margin for produced-water assets	98,856	104,964
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	March 31, 2025	December 31, 2024
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$316,552	$341,580
Add:
Distributions from equity investments	34,344	31,585
Non-cash equity-based compensation expense	8,248	9,421
Interest expense	97,293	99,336
Income tax expense	3,435	444
Depreciation and amortization	170,460	162,990
Long-lived asset and other impairments	3	2
Other expense	190	9
Less:
Gain (loss) on divestiture and other, net	(4,667)	(2,655)
Equity income, net – related parties	20,435	28,158
Other income	7,477	15,617
Adjusted EBITDA attributable to noncontrolling interests (1)	13,708	13,548
Adjusted EBITDA	$593,572	$590,699
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$530,793	$554,446
Interest (income) expense, net	97,293	99,336
Accretion and amortization of long-term obligations, net	(2,202)	(2,354)
Current income tax expense (benefit)	1,722	411
Other (income) expense, net	(7,477)	(15,617)
Distributions from equity investments in excess of cumulative earnings – related parties	11,007	3,290
Changes in assets and liabilities:
Accounts receivable, net	(28,634)	30,203
Accounts and imbalance payables and accrued liabilities, net	46,684	(56,949)
Other items, net	(41,906)	(8,519)
Adjusted EBITDA attributable to noncontrolling interests (1)	(13,708)	(13,548)
Adjusted EBITDA	$593,572	$590,699
Cash flow information
Net cash provided by operating activities	$530,793	$554,446
Net cash provided by (used in) investing activities	(140,790)	(230,321)
Net cash provided by (used in) financing activities	(1,032,020)	(358,398)
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	March 31, 2025	December 31, 2024
Reconciliation of Net cash provided by operating activities to Free Cash Flow
Net cash provided by operating activities	$530,793	$554,446
Less:
Capital expenditures	142,402	238,769
Contributions to equity investments – related parties	—	9,690
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	11,007	3,290
Free Cash Flow	$399,398	$309,277
Cash flow information
Net cash provided by operating activities	$530,793	$554,446
Net cash provided by (used in) investing activities	(140,790)	(230,321)
Net cash provided by (used in) financing activities	(1,032,020)	(358,398)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	371	380	(2)%
Processing	4,370	4,464	(2)%
Equity investments (1)	550	550	—%
Total throughput	5,291	5,394	(2)%
Throughput attributable to noncontrolling interests (2)	181	181	—%
Total throughput attributable to WES for natural-gas assets	5,110	5,213	(2)%
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	411	423	(3)%
Equity investments (1)	103	121	(15)%
Total throughput	514	544	(6)%
Throughput attributable to noncontrolling interests (2)	11	10	10%
Total throughput attributable to WES for crude-oil and NGLs assets	503	534	(6)%
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,190	1,216	(2)%
Throughput attributable to noncontrolling interests (2)	24	25	(4)%
Total throughput attributable to WES for produced-water assets	1,166	1,191	(2)%
Per-Mcf Gross margin for natural-gas assets (3)	$1.11	$1.08	3%
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	2.19	2.16	1%
Per-Bbl Gross margin for produced-water assets (3)	0.79	0.82	(4)%

Per-Mcf Adjusted Gross Margin for natural-gas assets (4)	$1.34	$1.29	4%
Per-Bbl Adjusted Gross Margin for crude-oil and NGLs assets (4)	3.17	3.00	6%
Per-Bbl Adjusted Gross Margin for produced-water assets (4)	0.94	0.96	(2)%
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)Includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted Gross Margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Operated
Delaware Basin	1,975	1,973	—%
DJ Basin	1,404	1,502	(7)%
Powder River Basin	463	488	(5)%
Other	899	881	2%
Total operated throughput for natural-gas assets	4,741	4,844	(2)%
Non-operated
Equity investments	550	550	—%
Total non-operated throughput for natural-gas assets	550	550	—%
Total throughput for natural-gas assets	5,291	5,394	(2)%
Throughput for crude-oil and NGLs assets (MBbls/d)
Operated
Delaware Basin	256	260	(2)%
DJ Basin	94	102	(8)%
Powder River Basin	25	27	(7)%
Other	36	34	6%
Total operated throughput for crude-oil and NGLs assets	411	423	(3)%
Non-operated
Equity investments	103	121	(15)%
Total non-operated throughput for crude-oil and NGLs assets	103	121	(15)%
Total throughput for crude-oil and NGLs assets	514	544	(6)%
Throughput for produced-water assets (MBbls/d)
Operated
Delaware Basin	1,190	1,216	(2)%
Total operated throughput for produced-water assets	1,190	1,216	(2)%